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March 28, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
SECPSletters@sec.gov

Commissioners:

We have read the statements made by BlackRock Developed Real Estate Index Fund (the "Fund") (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77k of Form N-SAR, as part of the Form N-SAR of The Fund dated March 28, 2017. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP